UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 29, 2008
CORN PRODUCTS INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-13397	22-3514823

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Westbrook Corporate Center, Westchester, Illinois	60154-5749

(Address of Principal Executive Offices)	(Zip Code)
(708) 551-2600
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers, Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(e) Action with respect to Certain Compensatory Plans.
On January 29, 2008, the Compensation Committee (the “Committee”) of the Board of Directors of Corn Products International, Inc. (the “Company”) took certain actions relating to compensatory plans in which the Company’s “named executive officers” participate. For purposes of this Report on Form 8-K such “named executive officers” consist of the Company’s principal executive officer, principal financial officer and the other executive officers for whom disclosure was required in the Company’s most recent filing with the Securities and Exchange Commission that required disclosure pursuant to Item 402(c) of Regulation S-K.
Setting of Performance Criteria for Cash Bonuses for 2008 under Annual Incentive Plan
The Committee established target amounts and the performance criteria applicable for cash incentives that certain employees are eligible to earn for 2008 under the Company’s Annual Incentive Plan (“2008 AIP Bonuses”). Participants are eligible to earn bonuses for 2008 ranging from 0% to 200% of target depending on whether and to what extent the goals established by the Committee are attained.
For the named executive officers, 2008 AIP Bonuses will be determined on the basis of earnings per share and divisional operating income goals (80%) and cash flow from operations goals (20%) approved by the Committee.
Award of Performance Shares under Stock Incentive Plan
The Committee also approved the award of performance shares (“Performance Shares”) to certain executive officers, including the named executive officers, under the Company’s Stock Incentive Plan. The Performance Shares may be settled only in shares of the Company’s common stock (“Common Stock”). The number of shares of Common Stock, if any, that recipients of Performance Share awards will receive in relation to such awards will be based upon the extent to which the Company attains the total shareholder return (as measured against a peer-group of 27 companies) and compounded earnings per share growth and return on capital employed goals established by the Committee for the three-year cycle beginning on January 1, 2008 and ending on December 31, 2010 and can vary from no shares to 200% of the number of shares awarded. The target awards to the named executive officers were as follow:

Executive Officer	Shares
Samuel C. Scott III	27,000
Cheryl K. Beebe	10,200
Jorge L. Fiamenghi	8,000
Jack C. Fortnum	10,700

A form of the Performance Plan Award Agreement used to document Performance Share awards made to named executive officers under the Company’s Stock Incentive Plan is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
Award of Cash Bonuses
The Committee approved the following discretionary cash bonuses to be paid currently to the following executive officers:

Executive Officer	Position	Bonus
Samuel C. Scott III	Chairman, President and Chief Executive Officer	$200,000
Cheryl K. Beebe	Vice President and Chief Financial Officer	$73,000
Jorge L. Fiamenghi	Vice President and President, South America Division	$70,000	(1)
Jack C. Fortnum	Vice President and President, North America Division	$83,000

(1)	This amount is in U.S. dollars. Mr. Fiamenghi is employed by our Brazilian subsidiary and is paid in Brazilian Reais. His bonus will be converted to Brazilian Reais at a five-year rolling average exchange rate at the time of payment.
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits
     10.1 Form of Performance Plan Award Agreement for use in connection with awards under the Stock Incentive Plan.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORN PRODUCTS INTERNATIONAL, INC.
Date: February 4, 2008	By:	/s/ Cheryl K. Beebe
Cheryl K. Beebe
Vice President and Chief Financial Officer

EXHIBIT INDEX
     10.1 Form of Performance Plan Award Agreement for use in connection with awards under the Stock Incentive Plan.